MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS


March 7, 2003

As of and for the year ended December 31, 2002, BA Mortgage LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $475,000,000 respectively.


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Kevin M. Shannon                          H. Randall Chestnut
President                                 Senior Vice President
Consumer Real Estate                      Bank of America, N.A.
Bank of America, N.A.


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David H. Rupp                             Gary K. Bettin
Senior Vice President                     Senior Vice President and
Bank of America, N.A.                     National Servicing Executive
                                          Bank of America, N.A.


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J. Mark Hanson
Senior Vice President
Bank of America, N.A.